UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 20, 2019

BSQUARE CORPORATION

(Exact name of Registrant as specified in its charter)

Washington	000-27687	91-1650880
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

110 110th Ave NE, Suite 300

Bellevue, WA 98004

425-519-5900

(Address and Telephone Number of Registrant’s Principal Executive Offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

BSQUARE Corporation (the “Company”) announced that Ralph C. Derrickson is being appointed as the Company’s President and Chief Executive Officer effective as of March 11, 2019. Since July 2018, Mr. Derrickson has served as the managing director of RCollins Group, a strategic consulting company.  Prior to that, from October 2017 until July 2018, he served as the senior vice president of corporate development for Avizia, Inc., a telemedicine hardware, software and physician services company, where he also served on the board of directors.  From January 2006 until October 2017, Mr. Derrickson served as the president and chief executive officer for Carena, Inc., a virtual care software and physician services company, where he also served on the board of directors. Mr. Derrickson currently is a member of the board of directors of Perficient, Inc., a publicly traded digital transformation consulting company.  Mr. Derrickson holds a Bachelor of Technology degree in systems software science from the Rochester Institute of Technology in Rochester, New York.

Under the terms of an employment letter agreement between Mr. Derrickson and the Company dated February 4, 2019, Mr. Derrickson will receive an annual salary of $325,000 and will be eligible to receive an annual bonus under the Company’s Annual Plan equal to 50% of his annual salary at 100% achievement. He is also eligible to participate in the Company’s employee benefits plans. In addition, pursuant to the employment letter agreement, Mr. Derrickson was granted under the Company’s 2011 Inducement Award Plan (i) a non-qualified stock option to purchase 375,000 shares of the Company’s common stock, which shall vest as to 25% of the underlying shares on the first anniversary of the grant date with the balance vesting in equal monthly installments for three years thereafter and (ii) a non-qualified stock option to purchase an additional 187,500 shares of the Company’s common stock, which shall vest as to 25% of the underlying shares on the second anniversary of the grant date with the balance vesting in equal monthly installments for three years thereafter.  The exercise price of the stock options is the closing price of the Company’s common stock on the grant effective date.

If Mr. Derrickson’s employment is terminated by the Company when neither cause nor long-term disability exists or if Mr. Derrickson terminates his employment for good reason (as such terms are defined in the employment letter agreement), subject to his execution of a release of any employment-related claims, he will be entitled to receive (i) if such termination occurs prior to the first anniversary of the commencement of his employment, severance equal to 12 months of his then annual base salary payable on the Company’s regular payroll schedule and continued COBRA coverage at the Company’s expense for a period of 12 months, or (ii) if such termination occurs on or after the first anniversary of the commencement of his employment, severance equal to nine months of his then annual base salary and a pro rata portion of his annual bonus to which he would have otherwise been entitled, each payable on the Company’s regular payroll schedule, and continued COBRA coverage at the Company’s expense for a period of nine months. Immediately prior to a change of control of the Company (as defined in the employment letter agreement), all of Mr. Derrickson’s unvested equity awards shall become fully vested and immediately exercisable. In addition, if, within 12 months after a change of control of the Company, Mr. Derrickson’s employment is terminated when neither cause nor long term disability exists or if Mr. Derrickson terminates his employment for good reason, then subject to his execution of a release of any employment-related claims, he will be entitled to receive a one-time lump sum severance payment equal to 12 months of his then annual base salary plus 100% of his target annual bonus and shall be eligible for continued COBRA coverage at the Company’s expense for a period of 12 months.

Pursuant to his employment letter agreement, Mr. Derrickson shall also be appointed to the Board of Directors (the “Board”) of the Company.

A copy of the Company’s press release announcing Mr. Derrickson’s appointment is filed with this report as Exhibit 99.1 and is incorporated herein by reference.

Effective as of Mr. Derrickson’s appointment as President and Chief Executive Officer of the Company, William D. Savoy is resigning from the Board and all committees thereof, and Mr. Derrickson is being appointed as a member of the Board to fill the vacancy resulting from Mr. Savoy’s resignation.  There are no disagreements between the Company and Mr. Savoy as contemplated by Item 5.02(a) of Form 8-K, and thus the Company is disclosing this information pursuant to Item 5.02(b) of Form 8-K.  Mr. Derrickson will serve as a Class III Director and, as such, his term of office will expire at the Company’s 2021 Annual Meeting of Shareholders.

In addition, effective as of Mr. Derrickson’s appointment, Mary Jesse is being appointed as a member of the Audit Committee of the Board and Davin Cushman is being appointed as the Chairperson of the Compensation Committee of the Board, in each case to fill the vacancy on each committee resulting from the resignation of Mr. Savoy, and the Board has approved the reversion of the titles of Andrew S.G. Harries to Chairman of the Board and of Kevin Walsh to Vice President of Marketing.

Item 8.01	Other Events.

Effective February 8, 2019, David Wagstaff, the Company’s Chief Technology Officer, has stepped down.  Pursuant to the terms of his employment agreement and a separation and release agreement between the Company and Mr. Wagstaff effective February 8, 2019, Mr. Wagstaff will receive severance equal to six months of his current annual base salary, paid in accordance with the Company’s regular payroll schedule.  In addition, the Company will subsidize Mr. Wagstaff’s COBRA premiums for six months and pay Mr. Wagstaff the aggregate amount of $1,600 in lieu of any continued vesting of his equity awards, payable in a lump sum.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press release dated February 20, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BSQUARE CORPORATION

Date: February 20, 2019	By:	/s/ Peter J. Biere
Peter J. Biere
Chief Financial Officer, Secretary and Treasurer